Exhibit 3.1.5
CERTIFICATE OF INCORPORATION

OF

SCIENTIFIC TIME SHARING CORPORATION

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State or Delaware”), hereby certifies that:
          FIRST: The name of the corporation (hereinafter, called the “corporation”) is
SCIENTIFIC TIME SHARING CORPORATION
          SECOND: The address, including street, number, city, and county of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.
          THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:
     To conduct a computer time sharing service; to lease computer time; to perform studies and training on computer languages and programs and to develop proprietary programs.
     To engage in the business of furnishing to any persons, firms, partnerships, corporations, associations and institutions services utilizing methods studies, systems analyses, computing and programming procedures, electronic data processing systems, the operation of computers and other business machines of every kind, nature and description, and in connection therewith, but not by way of limitation, services relating to tabulating, data processing, key punching, bookkeeping, payroll, recording, reporting, billing, filing, indexing, mailing, circularizing, addressing, and all other business and office operations and procedures of every kind, nature and description and to furnish, as principal, agent, broker or otherwise, the services of skilled and unskilled personnel to perform such services.
     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.
     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and other-wise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.
     To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabriccate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.
     To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:
     (a) inventions, devices, formulae, processes and any improvements and modifications thereof;
     (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;
     (c) franchises, licenses, grants and concessions.
     To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.
     To make, enter into, perform and carry out contracts of every, kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.
     To acquire by purchase, exchange or other wise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations and to conduct the whole or any part of any business thus acquired.
     To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.
     To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other under-takings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.
     To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.
     To be a promoter or manager of other cor-porations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transac-tion, undertaking or arrangement which the cor-poration would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.
     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.
     To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares or capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.
     To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, de pendency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.
     To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and with-

out the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.
     To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in con-junction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.
          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or execute any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.
          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000). The par valve of each of such shares is Ten Cents ($.10). All such shares are of one class and are shares of Common Stock.
          FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
R. G. Dickerson	229 South State Street
Dover, Delaware
          SIXTH: The corporation is to have perpetual existence.
          SEVENTH: Whenever a compromise or arrangement is                      between this corporation and its creditors or any                      and/or between this corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application                      summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees, in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 229 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. The original By-Laws of the corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.
     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stock holders except as the provisions of paragraph (d)(2) of section 242 of the General Corporation Law and of sections 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stock-holders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such section shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of the taking of such action without a meeting and by less than unanimous written consent.
          NINTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
     (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or Committee in good faith authorizes the contract or transaction by a vote suf-

ficient for such purpose without counting the vote of the interested director or directors; or
     (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
     (4) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
          TENTH: (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.
          (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the spe-

cific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.
          (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.
          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
Executed at Dover, Delaware, on May 2, 1969.

/s/ R.G. Dickerson
R. G. Dickerson
Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Scientific Time Sharing Corporation, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:
          Resolution No. 1
     RESOLVED, that, subject to the approval of a majority of the shareholders, the Company’s Certificate of Incorporation shall be amended by entirely deleting existing Article FOURTH which reads as follows:
          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000). The par value of each of such shares is ten cents ($0.10). All such shares are of one class and are shares of common stock.
and by substituting therefor a new Article FOURTH to read as follows:
          FOURTH: (a) The total number of shares of stock which the corporation shall have authority to issue is Three Million (3,000,000) shares. The par value of each of such shares is ten cents ($0.10) per share. All such shares are of one class and are shares of common stock.
          (b) The approval of two-thirds (2/3) of the shares eligible to vote on any merger, consolidation or other combination shall be required on a merger, consolidation or other combination with a corporation owning more than five percent (5%) of the issued and outstanding shares of the company.

     FURTHER RESOLVED, that the Directors deem such amendment advisable and in the best interests of this Company.
          Resolution No. 2
          RESOLVED, that, subject to the approval of a majority of the shareholders, Article TENTH of the Certificate of Incorporation is amended by addition of the following subparagraph (h):
          (h) For purposes of this Article TENTH, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     FURTHER RESOLVED, that the Directors deem the foregoing amendment to be advisable and in the best interest of the Company.
     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting was held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.
     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Scientific Time Sharing Corporation has caused this certificate to be signed by its President and attested by its Secretary this twenty-first day of August, 1978.

SCIENTIFIC TIME SHARING CORPORATION
By	/s/ Daniel Dyer
Daniel Dyer, President

Attest:

By	/s/ Glenn L. Archer, Jr. Glenn L. Archer, Jr., Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
SCIENTIFIC TIME SHARING CORPORATION
* * * * *
          Scientific Time Sharing Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY, CERTIFY:
          FIRST: That at meetings of the Board of Directors of Scientific Time Sharing Corporation held July 19, 1979 and September 20, 1979, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that Article FIRST of the Certificate of Incorporation of this corporation be amended to read as follows:
     “FIRST: The name of the corporation (hereinafter called the ‘corporation’) is STSC, Inc.”
          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Scientific Time Sharing Corporation has caused this certificate to be signed by Daniel Dyer, its President, and attested by Glenn L. Archer, Jr., its Secretary, this 25th day of October, 1979.

SCIENTIFIC TIME SHARING CORPORATION
By	/s/ Daniel Dyer
Daniel Dyer, President

Attest:

By	/s/ Glenn L. Archer, Jr. Glenn L. Archer, Jr., Secretary

STATE OF MARYLAND	) ) TO WIT:
COUNTY OF MONTGOMERY	)
     I HEREBY CERTIFY, that on this 25th day of October, 1979, before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared DANIEL DYER, who acknowledged himself to be the President of Scientific Time Sharing Corporation, a Delaware corporation, and that, he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President, and in my presence signed and sealed the same.
     AS WITNESS my hand and Notarial Seal.

/s/ Loretta M. Drosnick
Notary Public

My Commission Expires

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     STSC, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors, at a duly called special meeting on September 19, 1981, duly adopted certain resolutions setting forth proposed amendments to the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable, and authorizing the Secretary of the Corporation to present said amendments to the shareholders for approval at the next Annual Meeting of Shareholders on November 6, 1981. The proposed amendments, which were contained in the resolutions and which were intended to replace the existing Article Fourth(a) and to be included as new Article Tenth(i), are as follows:
TEXT OF PROPOSED ARTICLE FOURTH, SECTION(a)
FOURTH(a): The total number of shares of stock which the Corporation shall have the authority to issue is seven million (7,000,000). The par value of each of such shares is ten cents ($0.10). All such shares are of one class and are shares of common stock.
TEXT OF PROPOSED ARTICLE TENTH, SECTION(i)
(i) For purposes of this Article TENTH, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article Tenth.

     SECOND: That thereafter, pursuant to a resolution to the Board of Directors, the Annual Meeting of Shareholders was held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the statute were voted in favor of the amendments.
     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said STSC, Inc. has caused this Certificate to be signed by its President and attested by its Secretary this 24th day of February, 1982.

STSC, INC.

By	/s/ Daniel Dyer Daniel Dyer, President

Attest:

By	/s/ Ellen M. Kirsh Ellen M. Kirsh, Secretary

AGREEMENT OF MERGER
          THIS AGREEMENT OF MERGER is entered into as of September 2, 1982, between CSTS, Inc., a Delaware corporation (the “Continental Subsidiary”) and a wholly-owned subsidiary of Continental Telecom Inc., a Delaware corporation (“Continental”), and STSC, Inc., a Delaware corporation (“STSC” ).
WITNESSETH:
          WHEREAS, Continental, the Continental Subsidiary and STSC have entered into the Agreement made as of May 31, 1982 (the “Agreement”) whereby the Continental Subsidiary will be merged into STSC (the “Merger”); and
          WHEREAS, at the effective time of the Merger, all of the then outstanding shares of the common stock of STSC will be converted into the right to receive cash at a rate of eleven dollars ($11.00) per share all pursuant to the laws of Delaware and upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties contained herein and in the Agreement, the Continental Subsidiary and STSC (collectively, the “Parties”) hereby agree as follows:
     1. STSC and the Continental Subsidiary shall be the constituent corporations to the Merger.
     2. The Continental Subsidiary shall be merged into STSC, which shall survive the Merger (the “Surviving Corporation”), and the terms and conditions of the Merger and the mode of carrying it into effect shall be as described herein.
     3. (i) STSC’s authorized capital consists of 7,000,000 shares of common stock, par value $0.10 per share of which 2,175,284 shares are duly issued and outstanding, 74,400 shares reserved for issuance upon exercise of options outstanding under various STSC stock option plans and 30,000 shares were reserved for issuance under the STSC Employee Stock Purchase Plan, all as of June 30, 1982
               (ii) The Continental Subsidiary’s authorized capital consists of 1,000 shares of common stock, par value S1.00 per share, of which 1,000 shares are duly issued and outstanding as of June 30, 1982.
     4. (i) The Merge was approved by STSC in the following manner: the transaction of merger was (a) duly authorized by the Board of Directors of STSC by the adoption of a resolution at the Regular Meeting held July 22, 1982, declaring that the Merger was advisable substantially upon the terms and conditions set forth herein and (b) duly approved a majority of the stockholders of STSC at a Special Meeting held August 23, 1982
               (ii) The Merger was approved by the Continental Subsidiary in the following manner; the transaction of merger was (a) duly authorized by the written unanimous, consent of the Board of Directors of the Continental Subsidiary dated August 5, 1982, declaring that the Merger was advisable substantially upon the terms and conditions set forth herein and (b) duly approved by the holders of a majority of the common stock of STSC
     5. From and after the effective time of the Merger and until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation, which is organized under the laws of the State of Delaware, shall be the Certificate of Incorporation of STSC.
     6. If at any unit the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper

1

officers and directors of the Constituent Corporations as of the effective time of the Merger shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to carry out the provisions hereof.
     7. (i) At the affective time of the Merger each share of the common stock of STSC outstanding (other than shares held in STSC treasury or shares as to which a dissenter has taken all necessary action to perfect appraisal rights) at the effective time of the Merger and all rights in respect thereof, shall forthwith cease to exist, except for the rights set forth below.
               (ii) After the effective time of the Mergers the holders of the common stock of STSC outstanding (other than shares held in STSC’s treasury or shares as to which a dissenter has taken all necessary action to perfect appraisal rights) at the effective time of the Merger shall be entitled to receive cash at the rate of $11.00 per share without interest.
               (iii) Each holder of a certificate(s) representing a share or shares of the common stock of STSC outstanding immediately prior to the Merger (other than shares held in STSC’s treasury or shares as to which a dissenter has taken all necessary action to perfect appraisal rights) shall, upon due presentation of such certificate(s) for surrender to the Stockholder Relations Manager, Continental Telecom Inc., 245 Perimeter Center Parkway, Atlanta, Georgia 30346, the payment agent, be entitled to receive in exchange therefor a check payable to the order of such holder in the amount provided in Section 7(ii) hereof in exchange for and upon surrender of such certificates(s). Until so surrendered, each outstanding certificate which prior to the Merger represented such shares of STSC common stock shall be deemed, for all corporate purposes, to evidence the right to receive the amount of cash to which such shares of STSC common stock shall have been converted and exchanged. The holders of STSC common stock shall bear the risk of loss of their stock certificates in submitting them to the payment agent.
               (iv) Each share of the common stock of the Continental Subsidiary outstanding immediately prior to the Merger, shall be converted into and become one share of common stock, with par value of $1.00 per share, of the Surviving Corporation. Each holder of a certificate or certificates representing a share or shares of common stock of the Continental Subsidiary shall, upon presentation of such certificate(s) for surrender to the Surviving Corporation or its agents, be entitled to receive in exchange therefor a certificate representing the number of shares of fully paid and nonassessable new common stock of the Surviving Corporation to which such holder shall be entitled upon the aforesaid basis of exchange. Until so surrendered each outstanding certificate which prior to the Merger represented shares of common stock of the Continental Subsidiary shall be deemed, for all corporate purposes to evidence ownership of the number of shares of new common stock of the Surviving Corporation into which the same shall have been converted
               (v) Anything herein to the contrary notwithstanding, if any holder of shares of STSC common stock shall become entitled to payment of the value of his STSC common stock pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, then such holder shall be entitled to receive such payment only, and shall not be entitled to receive the consideration described in this Section 7.
               (vi) All stock options granted under STSC’s 1981 Stock Option Plan and outstanding as of the Filing Date shall be converted into stock options in Continental common stock according to the following formulas

No of Continental	=	STSC Market Value ($11) Continental Market Value	X	Number of Shares Under Option
Shares		at Date of Closing

Continental
Market Value at
Date of Closing
Continental	=	STSC Option Price	X	STSC Market
Option Price				Value ($11)
          (vii) All nonqualified stock options which were not granted under the 1981 STSC Stock Option Plan and which are outstanding as of the Closing Date shall be converted into the right to receive cash at a

2

rate of $11 per share less the option price payable by the optionee pursuant to the optionee’s Stock Option Agreement.
          (viii) A maximum of 30.000 shares of STSC common stock have been reserved for issuance pursuant to the offering made by STSC, Inc. to its employees on May 3, 1982, under its Employee Stock Purchase Plan (the “Employee Plan Stock”). STSC shall continue to administer the said offering according to the terms and provisions of Plan and participating employees shall continue to make contributions as required by the Plan. On November 1, 1982, the Closing Date under the Plan, all then-current participants in said Plan who, but for the Merger, would have been entitled to receive Employee Plan Stock shall receive a cash payment equal to $11 per share for each share of Employee Plan Stock which they would have been entitled to receive pursuant to the Plan.
          (ix) All STSC common stock issued pursuant to STSC’s Executive Stock Purchase Plan and outstanding as of the Filing Date (the “Executive Plan Stock”) shall be converted into the right to receive cash at a rate of $11 per share. STSC shall direct the escrow agent to terminate the Plan and to distribute the cash to former holders of the Executive Plan Stock.
          (x) At the close of business on the date on which this Agreement of Merger is filed with the Secretary of State of Delaware, the stock transfer books of STSC shall be closed and no transfer of STSC common stock shall thereafter be made provided, however, that the foregoing shall not prohibit any transferree or assignee of STSC common stock, as to whom such transfer has not been so recorded on the stock transfer books, from obtaining the proceeds under Section 7(ii) hereof if reasonable evidence of such transfer is provided to the Payment Agent.

8. The time at which this Agreement of Merger has been duly filed under the laws of Delaware is herein called “the effective time of the Merger.”
          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year above first written. Such officers hereby acknowledged that the facts stated herein are true and correct.

STSC, INC.

By:	/s/ Daniel Dyer
Title: President

Attest: Ellen M. Kirsh

Title: Secretary

CSTS, Inc.

By:

Title: President

Attest:

Title: Secretary

3

CERTIFICATE OF CORRECTION
OF
AGREEMENT OF MERGER
     (Pursuant to Section §103(2)(f) of the General Corporation Law of the State of Delaware)
     STSC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“STSC”), does hereby certify that a typographical error was made in Section Number 5 of the Agreement of Merger between CSTS, Inc., a Delaware corporation and a wholly owned subsidiary (“the Continental Subsidiary”) of Continental Telecom Inc., a Delaware corporation, and STSC, as filed with the Secretary of State of Delaware on September 2, 1982, and that said Section Number 5 should read as follows:
     5. From and after the effective time of the Merger and until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation, which is organized under the laws of the State of Delaware shall be the Certificate of Incorporation of STSC, except that Article Fourth will be amended so that it shall be and read in its entirety as follows:
FOURTH: The corporation shall have authority to issue one thousand (1,000) shares of Common Stock, par value $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000).
rather than
5. From and after the effective time of the Merger and until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation, which is organized under the laws of the State of Delaware shall be the Certificate of Incorporation of STSC.

     IN WITNESS WHEREOF, STSC, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Marilyn J. Pritchard, its Vice President and William J. Kelusa, its Secretary, this 27th day of July, 1984.

STSC, INC.

By:	/s/ Marilyn J. Pritchard Marilyn J. Pritchard
Vice President

Attest:	/s/ William J. Kaluza William J. Kaluza
Secretary

(Corporate Seal)

     IN WITNESS WHEREOF, CSTS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Edward J. Nicoletti, its President and Susan Wolf, its Secretary, this 27th day of July, 1984.

CSTS, INC.
By:	/s/ Edward J. Nicoletti
Edward J. Nicoletti
President

Attest:
/s/ Susan Wolf
Susan Wolf
Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
STSC INC.
UNDER SECTION 242 OF THE
Delaware General Corporation
STSC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “CORPORATION”), DOES HEREBY CERTIFY:
FIRST: That as of January 1, 1987, the Board of Directors approved, declared advisable and proposed for adoption by the stockholders the following resolution to amend the Certificate of Incorporation of the Corporation by adding a new provision to the Certificate of Incorporation:
RESOLVED, that the Board of Directors of this Corporation hereby proposes that the Certificate of Incorporation of this Corporation as presently amended be, and it hereby is, further amended by adding the following Article TWELFTH to the Certificate of Incorporation as presently amended:
“TWELFTH: A director or officer of CORPORATION shall not be personally liable to CORPORATION or its stockholders or its employees for monetary damages for breach of fiduciary duty as a director or officer, except for liability: (i) for any breach of duty of loyalty to the CORPORATION, its stockholders or its employees, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director or officer of CORPORATION, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of CORPORATION shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of CORPORATION existing at the time of such repeal or modification.

SECOND: That the foregoing amendment was duly adopted by the Stockholders of the CORPORATION in accordance with Section 242 of the Delaware General Corporation Law as of January 1, 1987 by Unanimous Consent in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF, said STSC, INC. has caused this Certificate to be signed by its President and attested by its Secretary as of the first day of January, 1987.

STSC, INC.
By:	/s/ William M. Gibson
William M. Gibson, President

Attest:
By:	/s/ William J. Kaluza
William J. Kaluza, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     STSC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling upon the sole stockholder of the Corporation to consider and consent to such resolution. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of STSC, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:
“1. The name of the corporation (hereinafter called the “corporation”) is:
                    MANUGISTICS, INC.”
     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William M. Gibson, its President, and attested by William J. Kaluza, its Secretary, this 16th day of April, 1992.

STSC, INC.
By:	/s/ William M. Gibson
William M. Gibson
President

Attest:

By:	/s/ William J. Kaluza
William J. Kaluza
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MANUGISTICS, INC.
     Manugistics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the name of the corporation (hereinafter called the “corporation”) is Manugistics, Inc.
     SECOND: That the Board of Directors of said corporation at a meeting duly held adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the certificate of incorporation of the corporation is hereby amended by entirely deleting Article 10th thereof and renumbering each subsequent paragraph thereof.
     THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     FOURTH: That the aforesaid amendment of the certificate of incorporation was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Manugistics, Inc. has caused this certificate to be signed by Helen A. Nastasia, its Secretary, this 14th day of January, 1999.

Manugistics, Inc.
By:	/s/ Helen A. Nastasia
	Name:	Helen A. Nastasia
	Title:	V.P., General Counsel & Secretary